UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WOODMARK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3102 Shawnee Drive

Winchester, Virginia 22601

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF

AMERICAN WOODMARK CORPORATION:

The Annual Meeting of Shareholders (“Annual Meeting”) of American Woodmark Corporation (the “Company”) will be held at the Museum of the Shenandoah Valley, 901 Amherst Street, Winchester, Virginia, on Thursday, August 24, 2006, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect eleven directors to serve a one-year term on the Company’s Board of Directors;

2.	To ratify the selection by the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending April 30, 2007;

3.	To consider and vote upon the Company’s 2006 Non-Employee Directors Equity Ownership Plan;

4.	To consider and vote upon the Company’s Amended and Restated 2004 Stock Incentive Plan for Employees; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record of shares of the Company’s common stock at the close of business on June 26, 2006 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Regardless of whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy, including signature and date, and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at anytime before it is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Jonathan H. Wolk
Secretary

July 12, 2006

AMERICAN WOODMARK CORPORATION

3102 Shawnee Drive

Winchester, Virginia 22601

Proxy Statement

Voting Rights, Procedures and Solicitation

Proxy Solicitation

This Proxy Statement, mailed to shareholders on or about July 12, 2006, is furnished in connection with the solicitation by American Woodmark Corporation (the “Company”) of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on August 24, 2006, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2006 is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company’s officers and other employees, without additional compensation, may solicit proxies by telephone, facsimile, and personal interview. The Company will bear the cost of all solicitation. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

On June 26, 2006, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 15,960,896 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the holder thereof to one vote.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy, by duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person.

Votes will be tabulated by one or more inspectors of election. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein; for the ratification of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2007; for the adoption of the Company’s 2006 Non-Employee Directors Equity Ownership Plan; and for the Amended and Restated 2004 Stock Incentive Plan for Employees; unless otherwise specified by the shareholder.

A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

The election of each nominee for director requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome.

ITEM 1 - ELECTION OF DIRECTORS

The Board, currently comprised of eleven members, has nominated eleven persons for election as directors. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each of the nominees listed below is presently a director of the Company and was elected by shareholders at the last Annual Meeting for a term expiring at the 2006 Annual Meeting.

Although the Company anticipates all of the nominees named below will be able to serve, if at the time of the Annual Meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

NOMINEES

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
William F. Brandt, Jr.	60	Company Chairman and Executive Officer from 1996 to 2004	1980

Daniel T. Carroll	80	Chairman from 1995 to present of The Carroll Group (a management consulting firm)	1986

James J. Gosa	59	Company Chairman from 2004 to present; Company President and Chief Executive Officer from 1996 to present	1995

Martha M. Dally	55	Vice President Customer Development from July 2005 to present, and Chief Customer Officer from June 2003 to July 2005 of Sara Lee Corporation; Senior Vice President Business Development from May 2002 to June 2003 of Sara Lee Apparel, Europe; Vice President from August 2001 to May 2002 of Target Customer Business Team; Executive Vice President, Personal Products from 1994 to August 2001 of Sara Lee Corporation (a manufacturer and marketer of consumer products)	1995

Kent B. Guichard	50	Company Executive Vice President and Chief Operating Officer from September 2005 to present; Company Executive Vice President from May 2004 to September 2005; Company Senior Vice President and Chief Financial Officer from 1999 to April 2004; Company Corporate Secretary from 1997 to February 2005	1997

Kent J. Hussey	60	President and Chief Operating Officer from 1998 to present of Spectrum Brands, Inc. (a manufacturing company – formerly Rayovac); Director, Spectrum Brands, Inc.	1999

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
James G. Davis	47	President and Chief Executive Officer from June 1979 to present of James G. Davis Construction Corporation (a commercial general contractor)	2002

G. Thomas McKane	62	Chairman from February 2006 to present, and President and Chief Executive Officer from May 2000 to February 2006 of A.M. Castle & Company (specialty metal wholesaler); Senior Vice President Emerson Company from October 1998 to May 2000; Director, A.M. Castle & Co., Woodhead Industries, Inc. (a manufacturer of chemical products), and L.B. Foster (a manufacturing company)	2003

Neil P. DeFeo	60	Chairman from March 2006 to present, and President and Chief Executive Officer from 2004 to present of Playtex (a manufacturer); President and Chief Executive Officer from 1997 to 2003 of Remington Products Company (a manufacturer of small electric appliances); Director, Spectrum Brands, Inc. (a manufacturing company)	2003

Daniel T. Hendrix	51	President and Chief Executive Officer from 2001 to present, Executive Vice President from 2000 to 2001, and Chief Financial Officer from 1986 to 2001 of Interface, Inc. (a manufacturing company); Director, Interface, Inc. and Global Imaging Systems, Inc. (a technology service company)	2005

Carol B. Moerdyk	56	Senior Vice President, International from 2004 to present and Senior Vice President, Administration from 2003 to 2004 of OfficeMax Incorporated (formerly Boise Cascade); Senior Vice President, Operations from 1998 to 2003 of Boise Cascade Office Products (a retailer); Director, Libbey, Inc. (a manufacturer)	2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of common stock beneficially owned as of June 9, 2006 by (i) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of common stock, (ii) each director and director nominee of the Company, (iii) each named executive officer (as identified in the Compensation of Executive Officers section of this proxy statement under the heading “Summary Compensation Table”), and (iv) the directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name. The addresses of the shareholders listed below who own more than five percent of the outstanding shares of common stock are: Mr. William F. Brandt, Jr., 145 Creekside Lane, Winchester, VA 22601; Ms. Mary Jo Stout, PO Box 60, Mayville, MI 48744; Wellington Management Co., LLP, 75 State Street, Boston, MA 02109; and Franklin Advisors, Inc., One Franklin Parkway, San Mateo, CA 94403.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
William F. Brandt, Jr. (1)	3,716,442	23.3%
Mary Jo Stout (2)	1,493,072	9.4%
Wellington Management Co., LLP (3)	962,900	6.0%
Franklin Advisors, Inc. (4)	851,703	5.3%
James J. Gosa (5)	746,046	4.7%
Ian J. Sole (6)	128,752	*
Kent B. Guichard (7)	125,960	*
Daniel T. Carroll (8)	28,523	*
Martha M. Dally (9)	18,499	*
Jonathan H. Wolk (10)	15,925	*
Neil P. DeFeo (11)	13,999	*
Kent J. Hussey (12)	5,999	*
James G. Davis (13)	5,854	*
G. Thomas McKane (14)	3,399	*
Carol B. Moerdyk	200	*
Daniel T. Hendrix	—	*

All directors and executive officers as a group (13 persons) (15)	4,809,598	30.1%

*	Indicates less than 1%.

(1)	Includes 193,600 shares held by Mr. Brandt as trustee for the benefit of his children, 46,888 shares held by the Brandt Family Foundation to which Mr. Brandt has shared voting power and dispositive power, and stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Brandt for 31,929 shares. Excludes 61,952 shares held by Mr. Brandt’s spouse as trustee for the benefit of their children, and 40,000 shares held directly by Mr. Brandt’s spouse. Mr. Brandt disclaims beneficial ownership of such shares.

(2)	Includes 17,500 shares held by Ms. Stout as trustee for the benefit of her children, 240,064 shares held by her brother as trustee for the benefit of Ms. Stout, and 10,500 shares held by the Holcomb Family Foundation.

(3)	The beneficial ownership information for Wellington Management Co., LLP is based upon the Schedule 13F-HR filed with the Securities and Exchange Commission (“SEC”) on May 15, 2006.

(4)	The beneficial ownership information for Franklin Advisors, Inc. is based upon the Schedule 13F-NT filed with the SEC on May 11, 2006.

(5)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Gosa for 602,691 shares.

(6)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Sole for 119,999 shares.

(7)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Guichard for 109,999 shares.

(8)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Carroll for 3,999 shares.

(9)	Includes 500 shares held by Ms. Dally as Trustee for the R. Dally Family Trust and stock options exercisable on June 9, 2006 or within 60 days thereafter by Ms. Dally for 3,999 shares.

(10)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Wolk for 13,332 shares.

(11)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. DeFeo for 1,999 shares.

(12)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Hussey for 3,999 shares.

(13)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. Davis for 3,999 shares.

(14)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter by Mr. McKane for 1,999 shares.

(15)	Includes stock options exercisable on June 9, 2006 or within 60 days thereafter for an aggregate of 897,944 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (including common stock), to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

Based solely upon a review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended April 30, 2006, we are not aware of any director, executive officer or greater than 10% holder who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for the inadvertent late Form 4 reporting by Mr. Brandt of an 11,500 share gift on December 8, 2004. This transaction has been reported on Form 4.

CERTAIN INFORMATION CONCERNING THE

BOARD OF DIRECTORS AND ITS COMMITTEES

Board Independence

On an annual basis the Board reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. The Board adopted an independence standard which complies with Rule 4200(a)(15) of the NASDAQ Corporate Governance Listing Standards and determined that a majority of its directors are independent within the meaning of independence standards as set forth by Rule 4200(a)(15) of the NASDAQ Corporate Governance Listing Standards and with all subsequent requirements as amended. The independent directors are: Mr. Carroll, Ms. Dally, Mr. Davis, Mr. DeFeo, Mr. Hendrix, Mr. Hussey, Mr. McKane, and Ms. Moerdyk.

Communication with the Board of Directors

Any shareholder wishing to contact the Board of Directors, the independent directors as a group, or any individual director may do so in writing by sending a self-addressed, stamped letter to:

Chairman, Nominating and Governance Committee

c/o Corporate Secretary

American Woodmark Corporation

3102 Shawnee Drive

Winchester, Virginia 22601

The Corporate Secretary will review all such written correspondence and forward to the Committee a summary of all correspondence that deals with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires the attention of the Committee.

The Committee will review and regularly provide the Board of Directors with a summary of the communications received from shareholders and the actions taken or recommended to be taken if it requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to members of the Board and may request copies of any such correspondence.

Board and Committee Meetings

The Board of Directors held six meetings during the fiscal year ended April 30, 2006. The Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating and Governance Committee. During fiscal year 2006 all of the Board members attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods which they were members of the Board or such committees. Independent directors meet on a regular basis without the management directors present to discuss a variety of matters regarding the Company’s performance and operations. The Board of Directors believes that attendance at American Woodmark Corporation’s Annual Meeting of Shareholders demonstrates a commitment to the Company, responsibility and accountability to the shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the Annual Meeting of Shareholders. All members of the Board attended last year’s Annual Meeting of Shareholders.

Compensation Committee

The Compensation Committee is composed of Ms. Dally, Mr. Davis, Mr. DeFeo, and Mr. Hendrix. Mr. Davis serves as Chairperson of the Compensation Committee. The Compensation Committee adopted an independence standard which complies with the independence requirements of the NASDAQ Corporate Governance Listing Standards. All members have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NASDAQ listing standards. The Compensation Committee determines awards under and administers the Company’s 1996 and 1999 Stock Option Plans for

Employees, the 2004 Stock Incentive Plan for Employees, and the Company’s Shareholder Value Plan for Employees. The Committee also reviews the compensation of executive officers of the Company. The Compensation Committee met five times during fiscal year 2006. The Board of Directors has adopted a charter for the Committee which is available at www.americanwoodmark.com.

Audit Committee

The Audit Committee is composed of Mr. Hussey, Mr. Carroll, Mr. McKane, and Ms. Moerdyk. Mr. Hussey serves as the Chairperson of the Audit Committee. All members have been determined by the Board of Directors to be “independent” and meet the Audit Committee independence requirements of the NASDAQ listing standards. At least one member must be an “audit committee financial expert” and have accounting or related financial management expertise as required by the SEC. The Board of Directors has determined that all of the current members of the Audit Committee satisfy the requirements of a “financial expert” within the meaning of the SEC rules, and has identified that each member is considered a “financial expert”. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company’s independent registered public accounting firm, the scope of both internal and independent audit procedures, the nature of services to be performed by the independent registered public accounting firm, and the Company’s accounting practices. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee met five times during fiscal year 2006. The Board of Directors has adopted a charter for the Committee which is available at www.americanwoodmark.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of Ms. Dally, Mr. Carroll, and Mr. DeFeo. Ms. Dally serves as Chairperson of the Committee. The Nominating and Governance Committee adopted an independence standard which complies with the independence requirements of the NASDAQ Corporate Governance Listing Standards. All members have been determined by the Board to be “independent” and meet the independence requirements of the NASDAQ listing standards. The Nominating and Governance Committee is responsible for recruiting and nominating new directors, appointing committees and chairs, reviewing the performance of each director a minimum of once every year, reviewing the performance of the Board, and exploring ways to improve the effectiveness of the Board. The Committee met four times during fiscal year 2006. The Board of Directors has adopted a charter for the Committee which is available at www.americanwoodmark.com.

The Nominating and Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Committee in care of the Office of the Secretary, American Woodmark Corporation, PO Box 1980, Winchester, VA 22604. Correspondence must be received by the Company not less than 150 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders and must include a copy of the candidate’s resume, the candidate’s contact information, and the written consent of the candidate to serve as a director of the Company. The Nominating and Governance Committee may subsequently request additional information regarding the candidate. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Governance Committee.

The Nominating and Governance Committee considers candidates recommended by current members of the Board of Directors, members of management, and shareholders. From time to time, the Committee may engage an independent firm to assist in identifying potential candidates.

In its assessment of each candidate, the Nominating and Governance Committee will review the candidate’s judgment, business experience, independence, understanding of the Company’s or other related industries and other factors deemed pertinent in light of the current needs of the Board.

Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics for directors, officers and employees of American Woodmark Corporation. Additionally, the Board has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers. Each code sets forth and summarizes certain policies of the Company related to legal compliance and ethical business practices. The codes are intended to comply with the listing standards as set forth by NASDAQ. Any amendments to, or waivers from any provisions that apply to our directors or executive officers, including our Chief Executive Officer, Chief Financial Officer, Controller, and Treasurer, will be promptly posted on our Web site at www.americanwoodmark.com. No amendments or waivers were requested or granted during the year ended April 30, 2006.

You can find links to both Codes of Business Conduct and Ethics at the Company’s Web site www.americanwoodmark.com.

Report of the Audit Committee

The Audit Committee is composed of independent directors as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with both the Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee reviewed and discussed the requirements of, and the Company’s progress on complying with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

In reliance on the reviews and discussions referred to above, the Committee has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007.

Kent J. Hussey, Chairperson

Daniel T. Carroll

G. Thomas McKane

Carol B. Moerdyk

June 14, 2006

Compensation of the Board

Non-employee directors receive an annual retainer of $21,250. Directors who are also employees of the Company do not receive any compensation for their membership on the Board. The Company bears the cost of all travel expenses associated with each director’s performance of his or her responsibilities.

In August 2005 shareholders approved the 2005 Non-Employee Directors Stock Option Plan (the “2005 Directors Plan”). The 2005 Directors Plan replaced the 2000 Non-Employee Directors Stock Option Plan which expired August 31, 2004. Each non-employee director automatically receives upon his or her initial election by shareholders to the Board an option to acquire 2,000 shares of common stock under the Company’s 2005 Directors Plan. Each year thereafter, eligible directors are automatically granted an option to acquire an additional 2,000 shares of common stock. The exercise price for each option granted under the 2005 Directors Plan is 100% of the fair market value of common stock on the date of the grant. Options granted under the 2005 Directors Plan have a term of four years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary of the date of grant. During the last fiscal year, Messrs. Brandt, Carroll, Hussey, Davis, McKane, DeFeo, Hendrix, Ms. Dally, and Ms. Moerdyk were each granted options to purchase 2,000 shares at an exercise price of $36.87 per share.

Each non-employee director is also eligible to participate in the Company’s Shareholder Value Plan for Non-Employee Directors. The plan authorizes the Compensation Committee to grant “award units” to non-employee directors. Each unit awarded under the plan permits its holder to receive a cash payment if the Company’s total shareholder return for a three-year performance period, when expressed as a percentage and compared with the total shareholder return for an index (the “Index”) for that period, falls within a ranking scale between the 50th percentile and the 90th percentile of the companies in the Index. The Index applicable to each award is determined by the Compensation Committee at the time of the initial grant and may be the S&P Household Durables Index, the Russell 2000 Index or any other similar nationally recognized index which the Compensation Committee determines constitutes a group of companies comparable with the Company. Total shareholder return is defined as the increase in the average trading price of a share of common stock during the month in which the three-year performance period ends, divided by the average trading price of a share of common stock during the month preceding the first day of the three-year performance period, plus the value of dividends or other distributions with respect to a share of common stock during the performance period and expressed as an annualized rate of return for the performance period.

The Compensation Committee granted three award units to each of Messrs. Brandt, Carroll, DeFeo, McKane, Hussey, Davis, Hendrix, and Mses. Dally and Moerdyk for a performance period beginning on September 1, 2005 and ending on August 31, 2008. The Compensation Committee selected the Russell 2000 Index as the Index for comparing total shareholder return for the performance period. The Compensation Committee assigned a value of $500 for each award unit if the Company’s total shareholder return is at the 50th percentile ranking, a value of $3,000 if total shareholder return is at or greater than the 90th percentile ranking and intermediate values for rankings between the 50th and 90th percentiles. Therefore, if the Company’s total shareholder return for the performance period described above equals the 50th percentile of total shareholder return for the Index, the non-employee director will receive a payment of $1,500 (3 X $500) for the three-year performance period. If the Company’s percentile ranking is 91, the participant will receive a payment of $9,000 (3 X $3,000). If the Company’s percentile ranking is below the 50th percentile, no amount will be paid to the non-employee director.

Before any payment may be made, the Compensation Committee must certify the performance goal has been achieved and any other requirements of the Plan have been satisfied. No payment will be made until the Compensation Committee makes the certification.

Payments under the Plan are made as soon as administratively practicable following the last day of the performance period. No payment will be made to a non-employee director if he or she ceases to be a director before the last day of the performance period for any reason other than death, disability, change of control, or liquidation of the Company. If the non-employee director ceases to be a director because of the occurrence of one of the preceding events, the non-employee director will receive a prorated payment at the end of the performance period. Three award units were previously granted under the plan in 2002 to each of Messrs. Carroll, Davis, Hussey, and Ms. Dally. The performance period for these awards ended on August 31, 2005. Because the Company’s total shareholder return for the performance period was less than the 50th percentile for the Index applicable to the units, no payment was made.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation for the Company’s named executive officers for the Company’s last three completed fiscal years. The named executive officers consist of the Chief Executive Officer and the three other most highly compensated executive officers of the Company as of April 30, 2006.

		Annual Compensation				Long-Term Compensation
Name & Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)		Awards Securities Underlying Options (#)	Payouts LTIP Payouts (2)	All Other Compensation
James J. Gosa	2006	$607,954	$231,129	$4,922		45,000	$—	$78,301	(3)
Chairman,	2005	596,154	473,525	9,558		200,000	—	71,401	(3)
President & Chief	2004	578,462	531,012	15,269	(4)	80,000	300,000	96,839	(3)
Executive Officer

Kent B. Guichard	2006	373,746	115,268	—		30,000	—	34,339	(5)
Executive Vice President	2005	352,077	249,142	9,504		45,000	—	31,199	(5)
& Chief Operating Officer	2004	297,804	262,424	—		20,000	141,000	43,298	(5)

Ian J. Sole (6)	2006	294,831	113,040	5,278		20,000	—	4,670	(7)
Sr. Vice President,	2005	276,969	224,858	4,353		20,000	—	19,654	(7)
Sales & Marketing	2004	268,400	236,797	11,887	(8)	20,000	129,000	25,275	(7)

Jonathan H. Wolk	2006	255,192	109,901	4,885	(9)	20,000	—	155,089	(10)
Vice President &	2005	96,154	125,000	—		20,000	—	12,682	(11)
Chief Financial Officer

(1)	Includes amounts paid in connection with Company-paid spousal travel.

(2)	Amount paid in connection with award units granted to the named executive officer under the Shareholder Value Plan for Employees.

(3)	Consists of Company contributions to the Investment Savings Stock Ownership Plan of $4,713, $4,469, $4,220; and Company contributions credited under the Pension Restoration Plan of $73,588, $66,932, and $92,619 for fiscal years ending April 30, 2006, 2005, and 2004, respectively.

(4)	Amount includes $6,144 for discounted cabinet purchases by Mr. Gosa for the fiscal year ended April 30, 2004.

(5)	Consists of Company contributions to the Investment Savings Stock Ownership Plan of $4,752, $4,632, $4,220; and Company contributions credited under the Pension Restoration Plan of $29,587, $26,567, and $39,078 for fiscal years ending April 30, 2006, 2005, and 2004, respectively.

(6)	Mr. Sole resigned his position as Senior Vice President, Sales and Marketing effective June 15, 2006.

(7)	Consists of Company contributions to the Investment Savings Stock Ownership Plan of $4,670, $4,414, $1,930 for fiscal years ending April 30, 2006, 2005, and 2004, respectively; and Company contributions credited under the Pension Restoration Plan of $15,240 and $23,345 for the fiscal years ending April 30, 2005 and 2004, respectively.

(8)	Amount includes $2,762 for discounted cabinet purchases by Mr. Sole for the fiscal year ended April 30, 2004.

(9)	Amount includes $4,885 for discounted cabinet purchases by Mr. Wolk for the fiscal year ended April 30, 2006.

(10)	Consists of Company contributions to the Investment Savings Stock Ownership plan of $4,203, Company contributions credited under the Pension Restoration Plan of $18,575, and relocation expenses of $132,311 for the fiscal year ended April 30, 2006.

(11)	Amount includes $7,999 for relocation expenses and $4,683 for COBRA reimbursement.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted to the Company’s named executive officers under the 1999 Stock Option Plan and 2004 Stock Incentive Plan during the fiscal year ended April 30, 2006.

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)

James J. Gosa	45,000	12.9	$28.97	06/10/15	$819,900	$2,077,650
Kent B. Guichard	30,000	8.6	28.97	06/10/15	546,600	1,385,100
Ian J. Sole	20,000	5.7	28.97	06/10/15	364,400	923,400
Jonathan H. Wolk	20,000	5.7	28.97	06/10/15	364,400	923,400

(1)	The exercise price of each option is 100% of the fair market value of the Company’s common stock on June 10, 2005, the date of the option grant. Options are exercisable at a rate of 33.33% per year beginning on the first anniversary of the date on which the options were granted. The options must be exercised within ten years from the date of grant, at which time the options expire. If the employee’s employment is terminated for any reason other than death or disability, the employee has three months to exercise that portion of the option that was exercisable as of the date of his or her termination of employment.

(2)	Potential realizable value is calculated using a Black-Scholes model with an expected volatility of 50.3%, expected dividend yield of 0.40%, expected life in years of 6.0, and an assumed risk-free rate of return of 3.88%. These amounts do not represent the Company’s estimate or projections of the price of the Company’s stock in the future.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

The following table summarizes stock options exercised during the fiscal year ended April 30, 2006 and presents the values of unexercised options held by the Company’s named executive officers at the end of that fiscal year.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options At FY-End ($) Exercisable / Unexercisable
James J. Gosa	—	—	534,357/	$18,422,765/
			213,717	7,125,835
Kent B. Guichard	30,000	$700,687	78,333/	2,722,867/
			66,667	2,317,333
Ian J. Sole	—	—	99,999/	3,475,965/
			40,001	1,390,435
Jonathan H. Wolk	—	—	6,666/	0/
			33,334	695,200

Employment Agreements

The Company has entered into employment agreements with the following executives: Messrs. Gosa, Guichard, Sole, and Wolk as described below.

Mr. Gosa has an employment agreement with the Company to fulfill the duties of President and Chief Executive Officer. The agreement provides Mr. Gosa a base salary of at least $610,000 per year, subject to annual upward adjustments, as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Company. Further, Mr. Gosa is entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% and 150% of his then current base salary. The actual amount of the bonus will be related to achievement of certain performance objectives set by the Board of Directors at the beginning of each fiscal year. The initial term of the agreement will end December 31, 2006. The agreement will be extended each subsequent year unless either party to the agreement gives notice on or before November 1st of the preceding year. If during the term of this agreement Mr. Gosa’s employment is terminated without cause (as defined in the agreement), he is entitled to severance pay equal to his base salary for a period of 18 months. Severance will be paid in accordance with the Company’s usual payroll practices for salaried personnel. The agreement provides that Mr. Gosa will not compete with the Company either while he is employed or during the time he receives severance pay. Should the Company undergo a change in control (as defined by the agreement), Mr. Gosa may terminate his employment at any time during the two-year period following the change of control. If Mr. Gosa exercises this right, he will receive a single lump sum payment equal to 2.99 times the sum of (1) the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of this agreement, and (2) an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of the maximum eligible annual cash bonus for the year of termination. Likewise, if the Company terminates Mr. Gosa’s employment without cause within three months before and two years after a change in control, he will receive the same severance package in a single lump sum payment. This agreement may not be terminated for 24 months after a change in control. In no event, however, may a severance benefit paid after a change in control exceed the maximum that can be paid without such payment constituting excess parachute payments for purposes of the Internal Revenue Code.

Mr. Guichard has an employment agreement similar to Mr. Gosa’s employment agreement with the following differences. Mr. Guichard fulfills the duties of Executive Vice President and Chief Operating Officer. His annual compensation is at least $359,000 per year, subject to annual upward adjustments. Mr. Guichard is entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% and 120% of his then current base salary.

Messrs. Sole and Wolk also have employment agreements similar to Mr. Gosa’s employment agreement, with the following differences. Mr. Sole serves as Senior Vice President, Sales and Marketing and receives an annual base salary of at least $230,585, subject to annual upward adjustments. Mr. Wolk serves as Vice President and Chief Financial Officer and receives a salary of at least $257,500, subject to annual upward adjustments. Each is entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% and 100% of his then current base salary. If during the term of his agreement either Mr. Sole or Mr. Wolk is terminated without cause (as defined in their agreements), he will receive severance pay for a period of 12 months. The agreements provide they will not compete with the Company either while they are employed or during the time they receive severance pay. If either Mr. Sole or Mr. Wolk terminates his employment for good reason within one year of a change in control, he will be entitled to severance pay in one lump sum payment. He has good reason to terminate his employment only if: (i) his base salary is reduced, (ii) he is not in good faith considered for a bonus, (iii) he is not in good faith considered for other executive compensation benefits, (iv) his place of employment is relocated to a location further than 50 miles from his current place of employment, or (v) his working conditions or management responsibilities are substantially diminished (other than on account of his disability). This change of control severance package will be equal to two times the sum of (1) the greater of either executive’s annual base salary at the time of termination or the largest base salary in effect during the term of this agreement, and (2) an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of the maximum eligible annual cash bonus for the year of termination. Likewise, if the Company terminates either executive’s employment without cause within three months before and one year after a change in control, he will receive the same severance package in a single lump sum payment.

Long-Term Incentive Plan—Awards in Last Fiscal Year

The following table sets forth information concerning long-term incentives granted to the Company’s named executive officers under the Shareholder Value Plan for Employees (the “Shareholder Value Plan”) during the fiscal year ended April 30, 2006.

Name	Number of Shareholder Value Plan (SVP) Units Awarded in Fiscal Year	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold	Target	Maximum
James J. Gosa	153	5/1/05 to 4/30/08	$76,500	$298,350	$459,000
Kent B. Guichard	126	5/1/05 to 4/30/08	63,000	245,700	378,000
Ian J. Sole	57	5/1/05 to 4/30/08	28,500	111,150	171,000
Jonathan H. Wolk	50	5/1/05 to 4/30/08	25,000	97,500	150,000

Each of the units awarded under the Shareholder Value Plan permits its holder to receive a cash payment if the Company’s total shareholder return for the three-year performance period beginning on May 1, 2005 and ending on April 30, 2008, when expressed as a percentage and compared with the total return for the Russell 2000 Index (the “Index”) for that period, falls within a ranking scale between the 50th percentile and 90th percentile of the companies in the Index. Total shareholder return for the Company is defined as the increase in the average trading price of a share of common stock during the month which ends the three-year performance period, divided by the average trading price of a share of common stock during the month preceding the first day of the three-year performance period, plus the value of dividends or other distributions with respect to a share of common stock during the performance period and expressed as an annualized rate of return for the performance period. The return on the Index is defined as the increase in the average Index value during the month which ends the three-year performance period, divided by the average Index value during the month preceding the first day of the three-year performance period.

The Compensation Committee has assigned a value of $500 for each award unit if the Company’s total shareholder return is at the 50th percentile ranking, a value of $3,000 if total shareholder return is at the 90th percentile ranking and intermediate values for rankings between the 50th and 90th percentiles. Therefore, if a participant has 50 award units and the Company’s total shareholder return is at the 50th percentile, the participant will receive incentive compensation of $25,000 (50 X $500) for the three-year performance period. If the Company’s return is twice the return on the Index, the participant will receive incentive compensation of $150,000 (50 X $3,000). If the Company’s return is below the 50th percentile, no incentive compensation will be paid to the participant.

Before any payment may be made, the Compensation Committee must certify the performance goal has been achieved and any other requirements of the plan have been satisfied. No payment will be made until the Compensation Committee makes that certification. The maximum aggregate amount a participant in the Shareholder Value Plan may be paid with respect to the award units listed in the table above is $750,000.

Award unit payments will be made as soon as administratively practicable following the last day of the performance period. No payments will be made to a participant if the participant’s employment terminates before the last day of the performance period for any reason other than death, disability, retirement or the sale or other disposition of the business unit in which the participant is employed. If termination of employment occurs because of the occurrence of one of the preceding events, the participant will receive a prorated payment at the end of the performance period.

Pension Plan

The Company maintains a non-contributory defined benefit pension plan. The plan covers substantially all employees who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on a percentage of a participant’s average compensation, including bonuses, for the five calendar years in the ten calendar years prior to the participant’s retirement that produce the highest average compensation, and the participant’s years of credited service. The plan is a continuation of a pension plan that was in effect for former employees of Boise Cascade Corporation. If an employee was a participant in the Boise Cascade plan, his or her benefit under the Company’s plan cannot be less than the benefit he or she would have received under the Boise Cascade plan. The employee’s benefit will be based upon his or her credited service under both the Boise Cascade plan and the Company’s plan. If an employee has seven or more years of credited service under the Boise Cascade plan, part of his or her benefit will be provided by the Boise Cascade plan. The Company’s plan will provide the rest of the total benefit.

The following table illustrates the estimated annual benefits that would be paid on a straight life annuity basis to a participant in the plan who retired at the plan’s normal retirement date (age 65) for various levels of compensation and years of credited service.

Final Average Annual Compensation	Years of Credited Service
	10	20	25	30	35
$200,000	$25,000	$50,000	$62,500	$75,000	$87,500
300,000	37,500	75,000	93,750	112,500	131,250
400,000	50,000	100,000	125,000	150,000	175,000
500,000	62,500	125,000	156,250	187,500	218,750
600,000	75,000	150,000	187,500	225,000	262,500
700,000	87,500	175,000	218,750	262,500	306,250
800,000	100,000	200,000	250,000	300,000	350,000
900,000	112,500	225,000	281,250	337,500	393,750

As of April 30, 2006, the credited years of service for Messrs. Gosa, Guichard, Sole, and Wolk were 15, 13, 9, and 1, respectively. For determining benefits under the plan, covered compensation for each of these individuals is approximately equal to the sum of the amounts shown in the Summary Compensation Table under the headings “Salary,” “Bonus,” and “LTIP Payouts.”

The Internal Revenue Code limits the total amount of compensation that can be taken into account in computing benefits under the plan, as well as the maximum amount of retirement benefits that may be paid under the plan. These limits are indexed each year, so the ultimate amount of benefit actually paid will depend on the year of retirement. The benefits listed in the table above are not subject to any deductions for social security or other offset amounts. For calendar year 2006, the maximum annual compensation that may be taken into account is $220,000, and the maximum annual benefit that may be paid in the form of a single life annuity is $175,000.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for the establishment of policies and procedures governing executive compensation. The Committee is composed entirely of independent directors.

The Compensation Committee periodically performs a comprehensive review of executive compensation with the assistance of independent compensation consultants. This report summarizes the Committee’s executive compensation philosophy and policies for the Company’s last completed fiscal year.

Compensation Philosophy

The Company’s executive compensation program is designed to assist in attracting, motivating, and retaining qualified senior management. The fundamental objective of the compensation program is to support the achievement of the Company’s business objectives and, thereby, the creation of long-term shareholder value. To this end, the Company’s philosophy is that executive compensation policies should be designed to achieve the following objectives:

•	Align the interests of executive management with those of the Company’s shareholders by providing a significant portion of total compensation in common stock or other instruments which derive value in a manner consistent with the return to shareholders;

•	Provide an incentive to executive management by linking a meaningful portion of compensation to the achievement of specific desired results; and

•	Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of the Company by offering competitive total compensation.

The Compensation Committee believes that total return to the shareholder should be a major determinant of long-term executive compensation. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

The Compensation Committee believes base salaries and target incentive compensation for executive management should approximate the averages found in publicly traded peer companies. The Committee further believes a substantial portion of target compensation should be based on Company and individual performance. Actual incentive compensation, therefore, should include elements that result in significant variability based on Company and individual executive performance. Executive management should have an opportunity for superior compensation with superior results. While overall Company performance is emphasized in an effort to encourage and reward teamwork, individual compensation should include some elements which reflect individual responsibilities and contribution. At risk, performance-based compensation averaged approximately 37% of total annual cash compensation paid to the executive group during the fiscal year ended April 30, 2006.

The Compensation Committee also believes executives should have a substantial equity ownership position to provide long-term incentives which closely link executive compensation to the Company’s long-term performance and return to shareholders. Such ownership may be accomplished through direct ownership of shares of common stock, awards of options to acquire common stock and other awards based on the performance of common stock.

Competitive Positioning

The Compensation Committee regularly reviews executive compensation levels to ensure the Company will be able to attract and retain the caliber of executives needed to effectively operate the Company, and the pay for executives is reasonable and appropriate relative to current market practice. In making these evaluations, the Compensation Committee annually reviews the results of surveys of executive salary and incentive levels among peer companies and other durable goods manufacturers of similar size. In addition, the Compensation Committee periodically undertakes an analysis of salaries, annual bonuses, and long-term incentives with the assistance of independent compensation consulting firms.

Components of Executive Compensation

The principal components of the Company’s executive compensation program include base salary, annual cash bonus, long-term incentives, and benefits.

Base Salary. Base salaries for all executives have been competitively established based on salaries paid for like positions in comparable companies. The companies used for comparison of base salaries are not necessarily the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes the Company’s most direct competitors for executive talent are not necessarily all of the companies included in the peer group used to compare shareholder returns. These salaries are reviewed annually to assure continued competitiveness and are adjusted when necessary. Based on national surveys available to the Compensation Committee and information provided by an independent consultant, the Compensation Committee believes executive management, as a group, is paid at the average market rate. As is the case with the Company’s overall compensation policies for salaried employees, adjustments to executive base salaries result from a demonstrated increase in skills or from market-driven changes in comparable positions.

Annual Cash Bonus. The purpose of the Company’s annual incentive program is to provide a direct monetary incentive to executives in the form of an annual cash bonus which is tied to the achievement of measurable, predetermined performance objectives. The annual incentive bonus reflects overall Company financial performance. All executive officers are eligible for an annual bonus, with a maximum potential of 100% or 150% of base pay. Senior Vice Presidents of the Company were eligible for a maximum bonus equal to 100% of base pay during the 2006 fiscal year based on net income (70%) and individual performance (30%). The Chief Operating Officer was eligible for a maximum bonus equal to 120% of base pay during the 2006 fiscal year based on net income. The Chief Executive Officer was eligible for a maximum bonus equal to 150% of base pay during the 2006 fiscal year based on net income. No annual incentives are paid below certain predetermined levels of minimal performance.

Long-term Incentives. Long-term incentive compensation involves the use of two types of stock-based awards: stock options and shareholder value units. Both types of awards are intended to focus the attention of executives on the achievement of the Company’s long-term performance objectives, to align executive management’s interests with those of shareholders and, in the case of stock options, to facilitate executives’ accumulation of sustained ownership of Company stock. The levels of award opportunities, as combined under both instruments, are intended to be consistent with typical levels of comparable companies and to reflect an individual’s level of responsibility and performance. The companies used for comparison of long-term incentives are not the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes that the Company’s most direct competitors for executive talent are not necessarily all of the companies that are included in the peer group used to compare shareholder returns.

Stock options, as awarded under the 1996 and 1999 Stock Option Plans for Employees, and the 2004 Stock Incentive Plan for Employees, give executives the opportunity to purchase common stock for a term not to exceed ten years and at a price of no less than the fair market value of the common stock on the date of grant. Executives benefit from stock options only to the extent the stock price appreciates after the grant of the option. More information concerning option grants made to the named executive officers during the 2006 fiscal year may be found under the heading “Option Grants in Last Fiscal Year” contained in this proxy statement.

Shareholder value units, as awarded under the Shareholder Value Plan for Employees, give executives the opportunity to receive incentive cash payments based on the comparative total return to the shareholders of the Company versus the total returns for a comparable index of peer companies such as the S&P Household Durables Index or the Russell 2000 Index. Executives may be eligible for cash incentives if the Company provides a total return to shareholders that is greater than or equal to the average performance of the index. Additional information concerning Shareholder Value Unit awards may be found under the heading “Long-Term Incentive Plan – Awards in Last Fiscal Year” contained in this proxy statement.

Benefits. Benefit programs for executives are designed to provide protection against financial catastrophe that can result from illness, disability, or death. Benefits offered to senior executives are the same as those offered to all employees.

The Company maintains a pension plan for all salaried employees, as described under the heading “Pension Plan” in this Proxy Statement. The Company has also adopted a Pension Restoration Plan. The purpose of this Plan is to restore the level of benefit as defined in the Company’s Pension Plan that may be reduced due to limitations required by the Internal Revenue Service Code. The Plan is a non-qualified, non-contributory plan for a small group of highly compensated employees who are selected for participation in the Plan by the Compensation Committee. Each Plan participant has an account under the Plan to which the Compensation Committee may, in its discretion, credit Company contributions. The amount credited to the accounts of those named executive officers who participated in the Plan in fiscal 2006 is listed under the heading “Summary Compensation Table.” The obligation of the Company to make payments under this Plan is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the event of the Company’s insolvency until such benefits are distributed to the Plan participants under the provisions of the Plan.

Compensation of the Chief Executive Officer

The total compensation for the Chief Executive Officer in fiscal 2006 was established in accordance with the policies discussed above in this report. As reported in the Summary Compensation Table, payments to Mr. Gosa under his base salary increased 2.0% during the fiscal year based on Mr. Gosa’s performance in fulfilling his responsibilities as President and Chief Executive Officer, and on the Committee’s assessment of comparable positions in similar companies. Mr. Gosa received an annual cash bonus according to the Plan. Mr. Gosa’s stock option award and stock value unit grants were consistent with the Company’s compensation philosophy, and the target value for these incentives is comparable to like positions at similar companies, as determined by an independent compensation consultant. The companies used for these comparisons are not necessarily the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes the Company’s most direct competitors for Chief Executive Officer talent are not necessarily all of the companies that are included in the peer group used to compare shareholder returns.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1.0 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to the Chief Executive Officer and the next four most highly compensated executive officers of the Company. Performance-based compensation that meets certain requirements is not subject to the deduction limit.

The 1996 and 1999 Stock Option Plans for Employees, the 2004 Stock Incentive Plan for Employees, and the Shareholder Value Plan for Employees are designed to comply with the requirements of the performance-based compensation exception from the $1.0 million limit. During fiscal 2006, compensation of the Chief Executive Officer and the next four most highly compensated executive officers under these Plans qualified for the performance-based exception to Section 162(m).

The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding the loss of material tax deductions in future years.

James G. Davis, Chairperson

Martha M. Dally

Neil P. DeFeo

Daniel T. Hendrix

PERFORMANCE GRAPH

Set forth below is a graph comparing the five-year cumulative shareholder return from investing $100 on May 1, 2001 in American Woodmark Corporation common stock, the Russell 2000 Index, and the S&P Household Durables Index:

CERTAIN TRANSACTIONS

The Company leases its headquarters from Amwood Associates, a partnership including Mr. Brandt and Ms. Stout. The original lease commenced on March 18, 1986 and ended on March 17, 2001. The Company elected to renew this lease in accordance with company policy and procedure which included approval by the Board of Directors for a five-year term which expires in 2011. Current rental payments are $36,374 per month and are subject to annual increases, not to exceed 7%, based on changes in the Consumer Price Index. During the fiscal year ended April 30, 2006, the Company made aggregate payments under the lease in the amount of $428,669. The rent under the lease was established by an independent appraisal and is on terms the Company believes are at least as favorable to the Company as those that could be obtained from unaffiliated third parties.

STATEMENTS CONCERNING AUDIT SERVICES AND FEES

Changes In Registrant’s Certifying Accountant

On May 19, 2004, the Audit Committee of the Board of Directors of American Woodmark Corporation dismissed Ernst & Young LLP as its independent registered public accounting firm pending completion of its work associated with the audit of financial statements for fiscal year ended April 30, 2004. The dismissal of Ernst & Young LLP was effective on July 14, 2004. On May 19, 2004, the Audit Committee approved the engagement of KPMG LLP as its independent registered public accounting firm to replace the firm of Ernst & Young LLP for the Company’s fiscal year 2005.

The report of Ernst & Young LLP on the consolidated financial statements of American Woodmark Corporation for the fiscal year ended April 30, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of American Woodmark’s financial statements for the fiscal year ended April 30, 2004 and in the subsequent interim periods, there were no disagreements between American Woodmark Corporation and its auditors, Ernst & Young LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports.

American Woodmark Corporation did not consult with KPMG LLP during the fiscal year ended April 30, 2004 or during the subsequent interim periods on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on American Woodmark’s consolidated financial statements.

American Woodmark Corporation provided Ernst & Young LLP with a copy of this disclosure and requested Ernst & Young LLP to furnish American Woodmark with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agreed with the statements made above by American Woodmark. This letter is attached to the Company’s Form 8-K/A filed July 15, 2004 as Exhibit 16 thereto.

Independent Auditor Fee Information

Fees for professional services provided by KPMG LLP, our independent registered public accounting firm, in each of the last two fiscal years, in each of the following categories are:

	2006	2005
Audit Fees	$465,000	$471,000
Audit Related	25,000	23,500
Tax Fees	4,500	4,500
All Other Fees	0	0

	$494,500	$499,000

Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q and internal control audit required by Sarbanes/Oxley Section 404 regulation. Audit related fees are for employee benefit plan financial statement audits. Tax fees include tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless a specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm or other firm is engaged. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

ITEM 2 - RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP as independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2007 and has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. If the shareholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the selection of the independent registered public accounting firm.

Representatives of KPMG LLP will be present at the Company’s Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2007 (ITEM 2 ON YOUR PROXY CARD).

ITEM 3 - 2006 NON-EMPLOYEE DIRECTORS EQUITY OWNERSHIP PLAN

Introduction

There will be presented to the annual meeting a proposal that the shareholders approve the 2006 Non-Employee Directors Equity Ownership Plan (the “2006 Directors Plan”). The 2006 Directors Plan replaces the 2005 Non-Employee Directors Stock Option Plan (the “2005 Directors Plan”), under which all further awards will cease effective immediately upon approval of the 2006 Directors Plan by the shareholders. The purpose of the 2006 Directors Plan is to attract and retain the services of experienced and qualified non-employee directors of the Company in a way that enhances the identification of those directors interest with those interests of the Company’s shareholders. The 2006 Directors Plan is set forth as Appendix A. The following summary of the 2006 Directors Plan is qualified in its entirety by reference to Appendix A.

The 2006 Directors Plan reflects the following substantial changes to the 2005 Directors Plan:

•	The 2006 Directors Plan will allow the Company to make awards of restricted shares and stock appreciation rights (“SARs”) to eligible non-employee directors in addition to the stock option awards that are currently permitted under the 2005 Directors Plan.

•	The 2006 Directors Plan will make all stock option awards to non-employee directors discretionary on the part of the Board of Directors of the Company (the “Board”) (or its designee). The 2005 Directors Plan provided for automatic stock option awards in certain amounts to eligible non-employee directors upon their initial election to the Board and on each anniversary thereafter while they remained an eligible non-employee director. The 2006 Directors Plan will instead give the Board (or its designee) discretion over whether to make stock option awards, as well as over the timing and amount of such awards, if any.

•	The 2006 Directors Plan will have an authorized share reserve of 200,000 shares of common stock of the Company (“Company Stock”), an increase over the 2005 Directors Plan reserve of 128,000 shares. This represents approximately 0.8% of the 15,960,896 shares of Company Stock outstanding as of June 26, 2006. The authorized share reserve under the 2006 Directors Plan will be reduced by the total number of shares of Company Stock previously issued under the 2005 Directors Plan as well as the total number of shares subject to outstanding awards under the 2005 Directors Plan that have not yet expired or terminated unexercised.

•	The 2006 Directors Plan will provide for an expiration of options of up to ten years. The 2005 Directors Plan provided for an expiration of options granted of up to four years.

The authorized share reserve under the 2006 Directors Plan, the option and SAR exercise prices, and the number of shares subject to outstanding awards will be appropriately adjusted for stock dividends, stock splits, recapitalization, combinations of shares and other changes affecting the Company Stock. Shares subject to awards under the 2006 Directors Plan or 2005 Directors Plan that expire, lapse, forfeit or terminate without being exercised or vested may again be subject to awards under the 2006 Directors Plan.

Administration

The 2006 Directors Plan will be administered by the Board. The Board will generally have the authority under the terms of the 2006 Directors Plan, among other things, to prescribe the form of award agreements under the plan, to construe the terms of the plan, to determine all questions arising under the plan, to adopt and amend rules and regulations for the administration of the plan, and to establish and verify the extent of satisfaction of any conditions to exercisability or vesting of awards under the plan. Any decision of the Board in the administration of the plan will be final and conclusive. The Board may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Board. Board members are generally excused from liability for their actions or omissions in connection with the plan, except in the case of a member’s own willful misconduct or as expressly provided by applicable statute.

Eligibility

Each individual who is not an employee of the Company or any subsidiary of the Company and who is a member of the Board is eligible to participate in this 2006 Directors Plan. As of June 26, 2006, there were nine non-employee directors who were eligible to participate in the plan.

Types of Awards

The 2006 Directors Plan provides for three types of awards: (i) stock options, (ii) restricted shares, and (iii) SARs.

Stock Options

The Board may award stock options under the 2006 Directors Plan to eligible non-employee directors. Options awarded under the plan are not intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price per share of any stock options awarded under the plan will be the average of the highest and lowest sale prices per share of Company Stock as reported on the NASDAQ National Market on the date of grant (“fair market value”). As of June 26, 2006, the fair market value of a share of Company Stock was $32.10.

The exercise price for each option granted under the 2006 Directors Plan will be and will never become less than 100% of the fair market value per share of Company Stock on the date of grant of the option. Options granted will have a term of ten years and will be exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary until fully vested. The Board may impose other vesting conditions and requirements on the options in the award agreement in its discretion, including provisions regarding a change in control of the Company. If an optionee ceases to serve as a director of the Company before the option becomes exercisable, the option will terminate on the date of such termination of service as a director. If an optionee ceases to serve as a director of the Company after the option becomes exercisable in whole or in part, the option will terminate three months after the date of termination of the director’s service as a director, or on expiration of the option, whichever is earlier.

Options granted under the 2006 Directors Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. However, an option transferred on account of a director’s death may be exercised by the director’s personal representative during the one-year period following his or her death to the extent the option was exercisable as of the date of his or her death. An optionee shall have no rights as a shareholder with respect to the shares covered by his or her options until the date of exercise of the option. Options may not be modified, extended or renewed after the date of grant, unless such modification, extension or renewal would not result in the option becoming subject to Code Section 409A, which imposes certain restrictions on arrangements (including certain nonqualified stock option arrangements) that constitute nonqualified deferred compensation plans.

Restricted Shares

The Board may award restricted shares under the 2006 Directors Plan to eligible non-employee directors. The Board will establish as to each award of restricted shares the restrictions on such shares (which may include the Company’s right to repurchase the shares) and the terms and conditions upon which the restrictions will lapse. These terms and conditions may include, for example, the lapsing of restrictions as a result of the disability, death or retirement of the director or the occurrence of a change of control of the Company. Until the restrictions lapse or the shares are forfeited in accordance with the terms of the award agreement, the restricted shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of by the director. The Board may at any time in its discretion accelerate the time at which any restrictions will lapse or remove any restrictions, provided the restricted shares have not already been forfeited in accordance with the terms of the award agreement. Subject to the restrictions in the award agreement, a director who has been awarded restricted shares generally will have all the rights of a shareholder with respect to the shares, including, for example, the right to vote and receive dividends and other distributions on the shares.

Stock Appreciation Rights (SARs)

The Board may award SARs under the 2006 Directors Plan to eligible non-employee directors. SARs may be granted separately from, in combination with, or in tandem with an award of options under the plan. A director upon exercise of a SAR will be entitled to receive an amount of cash or shares equal to the excess of the fair market value per share of Company Stock on the date of exercise of the SAR over the fair market value per share of Company Stock on the date of grant of the SAR. The Board may limit the amount that the director will be entitled to receive upon exercise of a SAR. The SAR may provide for payment in shares of Company Stock or in cash or any fixed combination thereof, or the Board may reserve the right to determine the manner of payment at the time the SAR is exercised. A director has no rights as a shareholder with respect to any shares of Company Stock in which a SAR may be payable until the date of payment of the shares. Like options awarded under the plan, SARs may not be modified, extended or renewed after the date of grant, unless the modification, extension or renewal would not result in the SARs becoming subject to Code Section 409A.

For SARs granted in tandem with options under the 2006 Directors Plan, several additional requirements apply. Tandem SARs must be granted at the same time as the related options, can be exercised only if the related options are also exercisable, and, once the tandem SARs are exercised, the related options will be cancelled and the shares underlying the options will not be available for additional awards under the plan.

Amendment and Termination of the Plan

The Board may amend, revise, suspend or terminate the 2006 Directors Plan at any time in its discretion, provided that no amendment to the plan may increase the authorized share reserve without shareholder approval or subject a director to additional taxation under Code Section 409A, and no termination of the plan may materially and adversely affect any of the rights or obligations of any individual under any award granted under the plan without their consent. The 2006 Directors Plan will terminate automatically on August 31, 2010, unless earlier terminated by the Board.

Effective Date

The 2006 Directors Plan will not become effective until the 2006 Directors Plan is approved by the shareholders as proposed herein.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2006 Directors Plan. This discussion is general in nature and does not purport to be a complete summary of the federal income tax considerations relevant to awards granted under the plan. In addition, the consequences under state, local or foreign law may differ from the consequences under federal income tax law.

Nonqualified Stock Options

Under present federal income tax law, no taxable income will result to a recipient upon the grant of a nonqualified stock option under the 2006 Directors Plan, nor will there be any tax effect on the Company. Upon the exercise of an option, a recipient will generally have ordinary income for federal income tax purposes of an amount equal to the difference between the fair market value of the shares purchased and the exercise price of the option. The Company will generally be entitled to a business expense deduction at the time and in the amount that the recipient has ordinary income with respect to the option.

Restricted Shares

A recipient will not realize taxable income at the time of grant of restricted shares, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares of Company Stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted shares, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company Stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse.

Stock Appreciation Rights (SARs)

No income will be recognized by a recipient in connection with the grant of a SAR. When a SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Company Stock received on the exercise. The Company will be entitled to a tax deduction at the same time and in the same amount. If the recipient receives Company Stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “Nonqualified Stock Options.”

Special Considerations under Code Section 409A

Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount also is subject to an additional income tax of 20% and enhanced interest.

In general, stock options and stock appreciation rights do not provide for a deferral of compensation subject to Code Section 409A, provided certain conditions are met. Restricted shares also generally do not provide for a deferral of compensation subject to Code Section 409A, except in certain limited circumstances. In each case, the 2006 Directors Plan has been designed with the intent that the arrangements under which participants receive stock options, SARs, and restricted shares do not provide for a “deferral of compensation” subject to Code Section 409A.

New Plan Benefits

No awards have been made to date under the 2006 Directors Plan. Awards for which benefits may be paid under the plan are made at the discretion of the Board, subject to the maximum plan limitation described above. In addition, the actual benefits that will be paid under the plan will depend upon a number of factors, including the fair market value of the Company Stock on future dates. Since these factors are not known at this time, the benefits or amounts paid under the plan and the fair market value of such awards are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the plan.

Equity Compensation Plan Information

As of April 30, 2006, the number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance were as follows:

Equity Compensation Plans

Equity Compensation Plans

The following table summarizes our equity compensation plans as of April 30, 2006:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,034,211	$24.96	2,204,436

Equity compensation plans not approved by security holders*	—	—	—

Total	2,034,211	$24.96	2,204,436

*	The Company does not have equity compensation plans that have not been approved by the security holders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTORS EQUITY OWNERSHIP PLAN (ITEM 3 ON YOUR PROXY CARD).

ITEM 4 - AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES

Introduction

Subject to shareholder approval, the Board of the Company has approved the American Woodmark Corporation Amended and Restated 2004 Stock Incentive Plan for Employees (the “Amended and Restated Plan”). This summary of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached to this proxy statement as Appendix B. Terms used and not otherwise defined in this summary have the meaning set forth in the Amended and Restated Plan.

The Amended and Restated Plan is designed to give the Company a competitive advantage in attracting, retaining, and motivating employees. The Amended and Restated Plan links employee incentives to the financial results of the Company and increases in shareholder value, consistent with the compensation philosophy described in the Report of the Compensation Committee and the Compensation Committee’s option grant practices under the 1999 Stock Option Plan. The Amended and Restated Plan also permits the Company to maximize its tax deduction for incentive compensation paid to its most highly paid officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amended and Restated Plan allows for the distribution of Stock Appreciation Rights (“SARs”) in lieu of stock options in order to reduce shareholder dilution.

The Amended and Restated Plan is intended to replace the American Woodmark Corporation 2004 Stock Incentive Plan for Employees, originally effective as of August 1, 2004 (the “2004 Plan”). All further awards under the 2004 Plan will cease effective immediately upon approval of the Amended and Restated Plan by shareholders. The Amended and Restated Plan will allow the Company to make awards of stock appreciation rights to eligible employees, in addition to the stock option and restricted stock awards currently permitted under the 2004 Plan.

General

A total of 2,000,000 shares of common stock of the Company (“Company Stock”) are reserved for issuance under the Amended and Restated Plan, reduced by (i) the total number of shares of Company Stock previously issued under the 2004 Plan, and (ii) the total number of shares of Company Stock subject to outstanding awards under the 2004 Plan that have not expired, forfeited, lapsed or otherwise terminated unexercised.

Shares of Company Stock allocated to Options, Restricted Stock, Stock Appreciation Rights (“SARs”), or portions thereof that expire, are forfeited or otherwise terminate unexercised may again be made subject to an Incentive Award under the Amended and Restated Plan. The Compensation Committee may condition grants of Options to a Participant on the surrender by the Participant of Options previously granted to him or her, provided the exercise price of the new Option is not and may never become less than 100% of the Fair Market Value of a share of Company Stock as of the new Date of Grant. No more than 100,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to a Participant in any single Taxable Year. An Incentive Award is a grant of Options, a grant of Restricted Stock, a grant of SARs, or any combination thereof.

Adjustments will be made in the number and kind of shares of stock or Company securities which may be issued under the Amended and Restated Plan in the event of a stock dividend, stock split, recapitalization, merger or similar change in the outstanding shares of Company Stock or the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Stock or preferred stock. Similar adjustments may be made to the 100,000 share limit described above, the exercise price of Options and SARs, and the terms of any award agreement.

The Company Stock is listed on the NASDAQ National Market. On June 26, 2006, the closing price per share of Company Stock was $32.49.

Eligibility

All present and future employees of the Company or a Subsidiary whom the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company or Subsidiary are eligible to be granted Incentive Awards under the Amended and Restated Plan. The Company estimates that it has approximately 111 employees who would currently be eligible to receive Incentive Awards under the Amended and Restated Plan (3 of whom are named executive officers).

Administration

The Amended and Restated Plan will be administered by the Compensation Committee or a subcommittee of the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive Incentive Awards, and to determine the type, terms and conditions of the Incentive Awards, including without limitation any Performance Goals applicable to a grant of Restricted Stock.

Types of Awards

Stock Options

Options to purchase shares of Company Stock granted under the Amended and Restated Plan may only be Non-statutory Stock Options. Non-statutory Stock Options do not qualify for favorable individual income tax treatment under Code Section 422. The purchase price of Company Stock covered by a Non-statutory Option may not be and may never become less than 100% of Fair Market Value of such shares on the Date of Grant of the Option.

Options may only be exercised at such times as may be specified by the Compensation Committee in the option agreement. The Committee may grant options with a provision that an Option that is not otherwise exercisable will become exercisable upon a Change of Control.

A Participant exercising an Option may pay the purchase price in cash or, if the option agreement so permits, by delivering Mature Shares or causing to be withheld from the Option, shares of Company Stock (valued in each case at their Fair Market Value). The Compensation Committee may also permit a Participant to exercise his or her Option by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the Option shares to pay the purchase price. The Compensation Committee may also provide in the Option that an employee who exercises an Option by delivering Mature Shares will be automatically granted a new Replacement Option equal in amount to the number of shares delivered to exercise the Option, including any Mature Shares that are delivered by the Participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes. The Replacement Option will have an exercise price equal to the Fair Market Value of Company Stock on the date of delivery of shares to exercise the original Option and will otherwise have the same terms as the original Option, including the same expiration date. The Replacement Option will not have a Replacement Feature.

Options may not be modified, extended or renewed after the Date of Grant, unless such modification, extension or renewal would not result in the Option becoming subject to Code Section 409A, which imposes certain restrictions on arrangements (including certain nonqualified stock option arrangements) that constitute nonqualified deferred compensation plans.

Restricted Stock

When a grant of Company Stock is made in the form of Restricted Stock, the grantee may not sell, assign, or otherwise dispose of the Company Stock until the restrictions on the shares set forth in the award agreement have lapsed or been removed. In making a grant of Restricted Stock, the Compensation Committee will establish as to each award the terms and conditions upon which these restrictions lapse. These terms and conditions may include the lapsing of restrictions as a result of the disability, retirement or death of the Participant or the occurrence of a Change in Control.

These terms and conditions may also include the achievement of a Performance Goal or Goals to the extent that the award is intended to comply with the requirements of Code Section 162(m). A Performance Goal means an objectively determinable performance goal established by the Compensation Committee with respect to a given grant of Restricted Stock relating to one or more Performance Criteria. “Performance Criteria” for this purpose means any of the following areas of performance of the Company or any Subsidiary: asset growth; combined net worth; debt to equity ratio; earnings per share (before or after income taxes and other specified adjustments); revenues; operating income; operating cash flow; net income, before or after income taxes; or return on total capital, equity, revenue or assets.

If the Restricted Stock is subject to the achievement of a Performance Goal, then before any restrictions may lapse, the Compensation Committee must certify the Performance Goal has been achieved and any other requirements of the Amended and Restated Plan have been satisfied. No unrestricted certificates of Company Stock will be distributed until the Compensation Committee makes that certification.

Stock Appreciation Rights (SARs)

The Board may award SARs under the Amended and Restated Plan to eligible employees. SARs may be granted separately from, in combination with, or in tandem with an award of Options under the plan. A Participant upon exercise of a SAR will be entitled to receive an amount of cash or shares equal to the excess of the Fair Market Value per share of Company Stock on the date of exercise of the SAR over the Fair Market Value per share of Company Stock on the Date of Grant of the SAR. The Board may limit the amount that a Participant will be entitled to receive upon exercise of a SAR. The SAR may provide for payment in shares of Company Stock or in cash or any fixed combination thereof, or the Board may reserve the right to determine the manner of payment at the time the SAR is exercised. The ability to exercise a SAR is conditioned on the payment to the Company or appropriate Subsidiary of Applicable Withholding Taxes. A Participant has no rights as a shareholder with respect to any shares of Company Stock in which a SAR may be payable until the date of payment of the shares. Like Options awarded under the plan, SARs may not be modified, extended or renewed after the date of grant, unless the modification, extension or renewal would not result in the SARs becoming subject to Code Section 409A.

For SARs granted in tandem with Options under the Amended and Restated Plan, several additional requirements apply. Tandem SARs must be granted at the same time as the related Options, can be exercised only if the related Options are also exercisable, and, once the tandem SARs are exercised, the related Options will be cancelled and the shares underlying the Options will not be available for additional awards under the plan.

Nontransferability of Incentive Awards

In general, Incentive Awards, by their terms, are not transferable by the Participant except by will or by the laws of descent and distribution. Options and SARs are exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

Termination and Modification of the Amended and Restated Plan

The Amended and Restated Plan requires shareholder approval and must meet federal and state securities law requirements. Participants may not exercise Options that may be granted under the Amended and Restated Plan and no shares of Company Stock may be issued under the Amended and Restated Plan until such conditions are met. Unless the Board sooner terminates it, the Amended and Restated Plan will terminate on July 31, 2016. No Incentive Awards may be granted under the Amended and Restated Plan after it terminates.

The Board may amend or terminate the Amended and Restated Plan as it deems advisable. However, if and to the extent required by the Code, shareholders must approve amendments that would: (i) increase the number of shares of Company Stock that are reserved and available for issuance under the Amended and Restated Plan, (ii) materially change the requirements for eligibility to participate in the Amended and Restated Plan, or (iii) materially increase the benefits that eligible employees may receive under the Amended and

Restated Plan. The Board may amend the Amended and Restated Plan as necessary and without shareholder approval to ensure that the Amended and Restated Plan continues to comply with Rule 16b-3 or to meet the requirements of the Code and applicable regulations. In addition, the Board may amend the Amended and Restated Plan or any Incentive Awards granted under the Amended and Restated Plan if the Company is involved in a merger or other transaction that the Company intends to treat as a “pooling of interest” for financial accounting purposes and the Company’s independent auditors determine that the terms of the Amended and Restated Plan or an Incentive Award would preclude such accounting treatment unless amended.

Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the Amended and Restated Plan. This discussion is general in nature and does not purport to be a complete summary of the federal income tax considerations relevant to awards granted under the plan. In addition, the consequences under state, local or foreign law may differ from the consequences under federal income tax law.

Non-statutory Stock Options

Under present federal income tax law, no taxable income will result to a recipient upon the grant of a Non-statutory Stock Option under the Amended and Restated Plan, nor will there be any tax effect on the Company. Upon the exercise of an Option, a recipient will generally have ordinary income for federal income tax purposes of an amount equal to the difference between the Fair Market Value of the shares purchased and the exercise price of the Option. The Company will generally be entitled to a business expense deduction at the time and in the amount that the recipient has ordinary income with respect to the Option. In the case of a recipient who is also an employee, any income recognized upon exercise of a Non-statutory Option will constitute wages for which withholding will be required.

Restricted Stock

A recipient will not realize taxable income at the time of grant of Restricted Stock, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares of Company Stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the Fair Market Value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted shares, elect to be taxed at the time of grant of the award on the excess of the then Fair Market Value of the shares of Company Stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse. In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required.

Stock Appreciation Rights (SARs)

No income will be recognized by a recipient in connection with the grant of a SAR. When a SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the Fair Market Value of any Company Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of a SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction at the same time and in the same amount. If the recipient receives Company Stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “Non-statutory Stock Options.”

Code Section 162(m) Limit

Code Section 162(m) imposes a $1,000,000 limit on the amount of the annual compensation deduction allowable to a publicly-held company with respect to its chief executive officer and each of its other four most highly compensated officers. An exception to this limit is provided for performance-based compensation if certain requirements are met. The Amended and Restated Plan permits the Compensation Committee to grant Non-statutory Stock Options, SARs and Restricted Stock that will qualify for this exception from the deduction limit.

Special Considerations under Code Section 409A

Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount also is subject to an additional income tax of 20% and enhanced interest.

In general, stock options and stock appreciation rights do not provide for a deferral of compensation subject to Code Section 409A, provided certain conditions are met. Restricted shares also generally do not provide for a deferral of compensation subject to Code Section 409A, except in certain limited circumstances. In each case, the Amended and Restated Plan has been designed with the intent that the arrangements under which Participants receive Options, SARs, and Restricted Stock do not provide for a “deferral of compensation” subject to Code Section 409A.

New Plan Benefits

No awards have been made to date under the Amended and Restated Plan. Awards for which benefits may be paid under the plan are made at the discretion of the Compensation Committee, subject to the maximum and individual plan limitations described above. In addition, the actual benefits that will be paid under the plan will depend upon a number of factors, including the fair market value of the Company Stock on future dates and, in the case of Restricted Stock with vesting based on the achievement of one or more Performance Goals, actual performance of the Company. Since these factors are not known at this time, the benefits or amounts paid under the plan and the fair market value of such awards are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the plan.

Vote Required

Approval of the Amended and Restated Plan requires the affirmative vote of the holders of a majority of the shares of Company Stock voting at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES (ITEM 4 ON YOUR PROXY CARD).

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

At this time, management does not know of any other business which will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2007 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2007 Annual Meeting and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Secretary of the Company so that it is received at the Company’s principal executive offices on or before March 14, 2007. Proposals should be in compliance with applicable Securities and Exchange Commission regulations. If the Company does not receive notice at its principal offices on or before May 30, 2007 of a shareholder proposal for consideration at the 2007 Annual Meeting, the proxies named by the Company’s Board of Directors with respect to that meeting shall have the discretionary voting authority with respect to that proposal. With respect to shareholder proposals that are not included in the proxy statement for the 2007 Annual Meeting, the persons named in the proxy solicited by the Company’s Board of Directors for the 2007 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Jonathan H. Wolk
Secretary

July 12, 2006

APPENDIX A

AMERICAN WOODMARK CORPORATION

2006 NON-EMPLOYEE DIRECTORS EQUITY OWNERSHIP PLAN

I.	Purpose

The purpose of this 2006 Non-Employee Directors Equity Ownership Plan (the “Plan”) of American Woodmark Corporation (the “Company”) is to encourage ownership in the Company by non-employee members of the Board of Directors of the Company (the “Board”), in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

II.	Administration

The Plan shall be administered by the Board. Grants of stock options (“Options”) under the Plan shall be as described in Section VI, shares of restricted stock (“Restricted Shares”) as described in Section VII, and stock appreciation rights (“SARs”) as described in Section VIII. The Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options, Restricted Shares and SARs under the Plan, to construe the Plan, to determine all questions arising under the Plan, to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable, and to establish and verify the extent of satisfaction of any conditions to exercisability or vesting as applicable to Options, Restricted Shares and SARs. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or her or any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

III.	Eligibility

Each individual who is not an employee of the Company or any subsidiary of the Company and who is a member of the Board shall be eligible to participate in this Plan.

IV.	Stock Subject to the Plan

Subject to adjustment as provided in Section X, the maximum number of shares of the Company’s common stock (“Shares”) that may be issued upon exercise or vesting of Options, Restricted Shares and SARs granted pursuant to the Plan shall be 200,000, reduced by (i) the total number of Shares previously issued under the American Woodmark Corporation 2005 Non-Employee Director Stock Option Plan, originally effective as of August 25, 2005 (the “Prior Plan”), and (ii) the total number of Shares subject to outstanding awards under the Prior Plan that have not expired or terminated unexercised. Shares that have not been issued under the Plan or Prior Plan allocable to Options, Restricted Stock and SARs and portions thereof that expire, lapse, forfeit or otherwise terminate unexercised may again be subject to a new award under the Plan.

V.	Options

(a)	Non-Statutory Stock Options

All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)	Option Exercise Price

The exercise price of each Option shall not be and shall never become less than the Fair Market Value of the Shares subject to such Option on the date the Option is granted. “Fair Market Value” for purposes of the Plan shall be the average of the highest and lowest reported sale prices per share of the Shares on the NASDAQ National Market (or if there have been no transactions, the average of the bid and asked prices) on the date of grant.

(c)	Grant of Options

Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

A. Option Grant Date. The Board shall have the discretion to grant Options to each director of the Company who meets the eligibility conditions described in Section III on the effective date of the Plan (as described in Section XI), or who is newly elected by the Company’s shareholders after the Plan’s effective date to serve as a director of the Company and who meets the eligibility conditions described in Section III, to purchase a number of Shares, such number to be determined by the Board in its sole and absolute discretion. The Board shall have the discretion to grant additional Options to each eligible director annually thereafter on the anniversary date of his or her first Option grant, or at such other dates and times as the Board may determine in its sole and absolute discretion, to purchase any additional numbers of Shares.

B. Non-Transferability of Options. An Option shall not be transferable by the optionee otherwise than by will or by the laws of decent and distribution; and an Option shall be exercised during the lifetime of the optionee only by him or her. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee’s personal representative within one year of the date of the optionee’s death to the extent the optionee could have exercised the Option on the date of his or her death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

C. Exercise of Options. An Option shall be exercisable as to one-third of the number of Shares on the first anniversary of the date on which it was granted, and as to an additional one-third of the number of Shares on each succeeding anniversary until fully exercisable. No Option may be exercised:

1.	before the Plan is approved by shareholders of the Company;

2.	after the expiration of up to ten (10) years from the date the Option is granted as specified by the Board in the optionee’s stock option agreement; provided, however, that each Option shall be subject to termination before its date of expiration as hereinafter provided;

3.	the Board may impose such vesting conditions and other requirements as the Board deems appropriate, and the Board may include such provisions regarding Change of Control as the Board deems appropriate, provided that in no event may the Board include any provisions that would subject the optionee to additional federal income taxation under Section 409A of the Code;

4.	except by written notice to the Company at its principal office, stating the number of Shares the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of Shares (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares acquired thereunder; and

5.	only at such time as an optionee is a director of the Company, or within three (3) months after the date the optionee ceases to be a director of the Company, to the extent then exercisable, but subject to the provisions of subsection B above.

D. No Shareholder’s Rights Under Options. An optionee shall have no rights as a shareholder with respect to Shares covered by his or her Options until the date of exercise of the Option, and, except as provided in Section X, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

(d)	Modifications Generally Prohibited.

A. Notwithstanding any provision of this Plan or any Option agreement to the contrary, no Modification shall be made in respect to any Option, if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of Prop. Treas. Regs. § 1.409A-1(b)(5)(v)(A) or any successor provision.

B. Subject to subsection (C), a “Modification” for purposes of subsection (A) shall mean any change in the terms of the Option (or change in the terms of the Plan or applicable Option agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, or an additional deferral feature, or an extension or renewal of the Option, regardless of whether the holder in fact benefits from the change in terms. An extension of an Option refers to the granting to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed. A renewal of an Option is the granting by the Company of the same rights or privileges contained in the original Option on the same terms and conditions.

C. Notwithstanding subsection (B), it is not a Modification to change the terms of an Option in any of the ways or for any of the purposes specifically described in Prop. Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

VI.	Restricted Shares

(a)	Grant.

The Board shall have the discretion to make grants of Restricted Shares to each director of the Company who meets the eligibility requirements of Section III. Whenever the Board deems it appropriate to grant Restricted Shares, notice shall be given to the director stating the number of Restricted Shares granted and the terms and conditions to which the Restricted Shares are subject. This notice, when duly accepted in writing by the director, shall become the award agreement between the Company and the director. Restricted Shares may be awarded by the Board in its discretion without receipt of consideration from recipient directors.

(b)	Non-transferability.

No Restricted Shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the director’s award agreement (which may include rights of repurchase) have lapsed or been removed pursuant to subsection (d) or (e) below.

(c)	Shareholder Rights.

Upon the acceptance by a director of an award of Restricted Shares, such director shall, subject to the restrictions set forth in subsection (b) above, have all the rights of a shareholder with respect to such Restricted Shares, including, but not limited to, the right to vote such Restricted Shares and the right to receive all dividends and other distributions paid thereon. The award agreement shall specify that dividends and other distributions paid on Restricted Shares awarded under the Plan shall be paid currently at the same time as such dividends or distributions are paid to other shareholders of Shares. Certificates representing Restricted Shares shall bear a legend referring to the restrictions set forth in the Plan and the director’s award agreement. If Restricted Shares are issued without certificates, notice of the restrictions set forth in the Plan and the director’s award agreement must be given to the shareholder in the manner required by law.

(d)	Terms and Conditions.

The Board shall establish as to each award of Restricted Shares the terms and conditions upon which the restrictions set forth in subsection (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the disability, death or retirement of the director or the occurrence of a change of control of the Company.

(e)	Acceleration; Forfeiture.

Notwithstanding the provisions of subsection (b) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions; provided, however, that any such acceleration or removal must in any event occur before the Restricted Shares shall have been forfeited in accordance with the terms of the director’s award agreement.

VII.	Stock Appreciation Rights

(a)	Grant.

The Board may, in its sole discretion, award to a director who meets the criteria for eligibility in Section III one or more SARs. SARs may be granted separately from, in combination with or in tandem with an award of Options. The Board shall establish as to each award of SARs the terms and conditions to which the SARs are subject; provided, however, that the following terms and conditions shall apply:

(A) A SAR shall entitle the recipient director, upon exercise of the SAR, to receive in exchange an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the SAR of Shares covered by the surrendered SAR, over (ii) the Fair Market Value on the date of grant of the SAR of Shares covered by the surrendered SAR. The Board may limit the amount that the director will be entitled to receive upon exercise of a SAR.

(B) A SAR may only be exercised at a time when the Fair Market Value of Shares covered by the SAR exceeds the Fair Market Value of Shares on the date of grant of the SAR. The SAR may provide for payment in Shares or cash, or a fixed combination of Shares and cash, or the Board may reserve the right to determine the manner of payment at the time the SAR is exercised.

(C) A director shall have no rights as a shareholder with respect to any Shares in which his or her SAR award may be payable until the date of payment of such Shares, and, except as provided in Section X, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such payment.

(D) In addition to the above, the following additional terms and conditions shall apply to any SAR granted in tandem with an Option. A SAR granted in tandem with an Option:

(i) shall be granted contemporaneously with the related Option;

(ii) may be exercised only if and to the extent the related Option is exercisable; and

(iii) to the extent a SAR granted in tandem with an Option is exercised, the related Option shall be cancelled and the Shares represented by the Option shall no longer be available for awards under the Plan.

(b)	Modification of SARs Generally Prohibited.

(A) Notwithstanding any provision of this Plan or any SAR agreement to the contrary, no Modification shall be made in respect to any SAR, if such Modification would result in the SAR constituting a deferral of compensation or having an additional deferral feature within the meaning of Prop. Treas. Regs. § 1.409A-1(b)(5)(v)(A) or any successor provision.

(B) Subject to subsection (C), a “Modification” for purposes of subsection (A) shall mean any change in the terms of the SAR (or change in the terms of the Plan or applicable SAR agreement) that may provide the holder of the SAR with a direct or indirect reduction in the exercise price of the SAR, or an additional deferral feature, or an extension or renewal of the SAR, regardless of whether the holder in fact benefits from the change in terms. An extension of a SAR refers to the granting to the holder of an additional period of time within which to exercise the SAR beyond the time originally prescribed. A renewal of a SAR is the granting by the Company of the same rights or privileges contained in the original SAR on the same terms and conditions.

(C) Notwithstanding subsection (B), it is not a Modification to change the terms of a SAR in any of the ways or for any of the purposes specifically described in Prop. Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

VIII.	Termination

The Plan shall terminate upon the earlier of:

A. The adoption of a resolution of the Board terminating the Plan; or

B. August 31, 2010

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any individual under any Option, Restricted Share or SAR award previously granted under the Plan, without his or her consent.

IX.	No Right to Continue as a Director.

In no event shall the Plan, any director’s participation in the Plan, any director’s receipt of an Option, Restricted Share or SAR award under the Plan or any other action taken under the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any individual as a director for any period of time.

X.	Changes in Capital Structure

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Plan, and the number of Shares subject to, or the exercise price per Share under, any outstanding Option, Restricted Share or SAR award, shall be adjusted automatically so that the proportionate interest of the director shall be maintained as before the occurrence of such event. With respect to such an adjustment to an outstanding Option or SAR with a corresponding adjustment in the Option or SAR exercise price per Share, the adjustment shall be made without change in the total Option or SAR exercise price applicable to the unexercised portion of the Option or SAR, and any such adjustment shall be conclusive and binding for all purposes of the Plan.

XI.	Effective Date of the Plan

The Plan shall be effective on the date of its adoption by the shareholders of the Company.

XII.	Amendment of the Plan

The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of Shares subject to the Plan (except as provided in Section X), and further provided that no such action may subject a director to additional federal income taxation under Section 409A of the Code.

XIII.	Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and delivered personally or mailed first class, postage prepaid, to the Company at its principal business address.

XIV.	Miscellaneous Provisions

(a)	Delivery of Shares.

The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any part of an Option or SAR or as to which any restriction has lapsed before (i) the admission of such Shares to listing on any stock exchange or other listing system on which the Company’s common stock may then be listed, (ii) receipt of any required registration or other qualification of such Shares under any state or federal law or regulation that the Company’s counsel may determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

(b)	Ratification.

By accepting any Option, Restricted Share, SAR or other benefit under the Plan, each director and each individual claiming under or through such director shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Board.

(c)	Code Section 409A.

The Plan and all Options, Restricted Shares and SARs granted under the Plan are intended to comply in all respects with all applicable requirements of Sections 409A(a)(2) through (4) of the Code and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

APPENDIX B

AMERICAN WOODMARK CORPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES

1. Purpose. The purpose of this Amended and Restated 2004 Stock Incentive Plan for Employees (the “Plan”) is to further the long-term stability and financial success of American Woodmark Corporation (the “Company”) by attracting and retaining employees through the use of stock incentive awards. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interests the Company and its Subsidiaries are and will be largely dependent for the successful conduct of its business. It is also believed that the incentive awards granted to such employees under this Plan will strengthen their desire to remain employed with the Company and its Subsidiaries and will further the identification of those employees’ interests with those of the Company and its Subsidiaries. The Plan is intended to operate in compliance with the provisions of Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company or appropriate Subsidiary is required to withhold in connection with any Incentive Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events:

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

(iii) A liquidation of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f) “Committee” means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) “Company” means American Woodmark Corporation, a Virginia corporation.

(h) “Company Stock” means common stock of the Company, no par value. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Date of Grant” means the date on which the Committee grants an Incentive Award, or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective.

(j) “Disability” or “Disabled” shall mean permanent and total disability, unless otherwise defined in an Incentive Award agreement. The Committee shall determine whether a Disability exists, and such determination shall be conclusive.

(k) “Fair Market Value” means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on that date on the exchange on which the Company Stock generally has the greatest trading volume, (ii) if the Company Stock is traded in the over-the-counter market, the mean between the high and low prices on that date as reported on the NASDAQ National Market, or (iii) if neither of the foregoing is applicable, a value determined by the Committee in good faith. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, then for purposes of subsections (i) and (ii) above the value shall be determined as of the last preceding day on which the Company Stock is traded.

(l) “Incentive Award” means (i) a grant of Restricted Stock, (ii) a grant of a Non-statutory Stock Option, (iii) a grant of a Stock Appreciation Right, or (iv) a combination thereof.

(m) “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances.

(n) “Non-statutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated. All Options granted under the Plan shall be Non-statutory Stock Options.

(o) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(p) “Participant” means any employee of the Company or a Subsidiary who receives an Incentive Award under the Plan.

(q) “Performance Criteria” means any of the following areas of performance of the Company or any Subsidiary: asset growth; combined net worth; debt to equity ratio; earnings per share (before or after income taxes and other adjustments); revenues; operating income; operating cash flow; net income, before or after income taxes; or return on total capital, equity, revenue or assets.

(r) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given grant of Restricted Stock that relates to one or more Performance Criteria.

(s) “Replacement Feature” means a feature of an Option, as described in the Participant’s stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 8(e).

(t) “Replacement Option” means an Option granted to a Participant equal to the number of Mature Shares of already owned Company Stock that are delivered by the Participant to exercise an Option, including any Mature Shares that are delivered by the Participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes, as described in Section 8(e).

(u) “Restricted Stock” means a share of Company Stock that is granted pursuant to the terms of Section 6 and that is subject to the restrictions set forth in Section 6.

(v) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(w) “Stock Appreciation Right” means a right to receive an amount representing the increase in Fair Market Value of Company Stock from the Date of Grant to the date of exercise, in accordance with Section 9 hereof.

(x) “Subsidiary” means any corporation of which the Company owns at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with the Company in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more corporations in the chain.

(y) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General. The following types of Incentive Awards may be granted under the Plan: Non-statutory Stock Options, Restricted Stock, and Stock Appreciation Rights.

4. Stock.

(a) Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan two million (2,000,000) shares of Company Stock, which shall be authorized, but unissued shares, reduced by (i) the total number of shares of Company Stock previously issued under the American Woodmark Corporation 2004 Stock Incentive Plan for Employees, originally effective as of August 1, 2004 (the “Prior Plan”), and (ii) the total number of shares of Company Stock subject to outstanding awards under the Prior Plan that have not expired, forfeited, lapsed or otherwise terminated unexercised. Shares allocable to Incentive Awards, or portions thereof granted under the Plan or the Prior Plan that expire, are forfeited, lapse or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Shares of Company Stock that are withheld from Incentive Award shares under the Plan or Prior Plan in satisfaction of the exercise price of an Incentive Award or in satisfaction of Applicable Withholding Taxes may again be subjected to an Incentive Award under the Plan. Similarly, Mature Shares delivered to the Company or a Subsidiary in satisfaction of the exercise price of an Incentive Award under the Plan or Prior Plan or in satisfaction of Applicable Withholding Taxes may be subjected to an Incentive Award under the Plan.

(b) The Committee is expressly authorized to grant Incentive Awards to a Participant conditioned upon the surrender for cancellation of Incentive Awards previously granted to such Participant under the Plan or Prior Plan. However, the Committee is expressly prohibited from granting a new Option if the exercise price of the new Option is or could ever become less than 100% of the Fair Market Value of a share of Company Stock as of the new Date of Grant.

(c) No more than 100,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any individual Participant during any single Taxable Year.

5. Eligibility.

(a) All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or a Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without receipt of consideration from Participants.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement (which may include rights of repurchase) have lapsed or been removed pursuant to subsection (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in subsection (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. The award agreement shall specify that dividends and other distributions paid on shares of Restricted Stock awarded under the Plan shall be paid currently at the same time as such dividends or distributions are paid to other shareholders of Company Stock. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s award agreement must be given to the shareholder in the manner required by law.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in subsection (b) above shall lapse. The terms and conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e) Notwithstanding the provisions of subsection (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions, subject to the achievement of any Performance Goal if the award is intended to comply with the requirements of Code section 162(m); provided, however, that any such acceleration or removal must in any event occur before the shares of Restricted Stock shall have been forfeited in accordance with the terms of the Participant’s award agreement.

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in subsection (b) above shall be issued to such Participant. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in subsection (b) above shall be communicated to the Participant in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change at any time any such election procedures.

7. Stock Options.

(a) The Committee may make grants of Options to eligible employees. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become the stock option agreement between the Company and the Participant.

(b) The exercise price per share of Company Stock covered by an Option shall not be or ever become less than 100% of the Fair Market Value of such share on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding Change of Control as the Committee deems appropriate.

(d) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 8(e).

(e) Modification of Options Generally Prohibited.

(i) Notwithstanding any provision of this Plan or any stock option agreement to the contrary, no Modification shall be made in respect to any Option, if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of Prop. Treas. Regs. § 1.409A-1(b)(5)(v)(A) or any successor provision.

(ii) Subject to subsection (iii), a “Modification” for purposes of subsection (i) shall mean any change in the terms of the Option (or change in the terms of the Plan or applicable stock option agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, or an additional deferral feature, or an extension or renewal of the Option, regardless of whether the holder in fact benefits from the change in terms. An extension of an Option refers to the granting to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed. A renewal of an Option is the granting by the Company of the same rights or privileges contained in the original Option on the same terms and conditions.

(iii) Notwithstanding subsection (ii), it is not a Modification to change the terms of an Option in any of the ways or for any of the purposes specifically described in Prop. Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

8. Method of Exercise of Options.

(a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company or appropriate Subsidiary, or make arrangements satisfactory to the Company or appropriate Subsidiary regarding the payment to the Company or appropriate Subsidiary of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company or appropriate Subsidiary have been made, no stock certificate shall be issued upon the exercise of an Option.

(d) As an alternative to making a cash payment to the Company or appropriate Subsidiary to satisfy Applicable Withholding Taxes, if the Participant’s option agreement so provides, the Participant may elect to (i) deliver Mature Shares (valued at their Fair Market Value) in an amount necessary to satisfy all or a specified portion of Applicable Withholding Taxes; (ii) have the Company or appropriate Subsidiary retain that number of shares of Company Stock (valued at their Fair Market Value) necessary to satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) in the case of a transaction described in subsection (a)(iii) above, instruct the broker to deliver, from the sale or loan proceeds, the amount necessary to satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) If a Participant exercises an Option that has a Replacement Feature by delivering Mature Shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

(i) the Replacement Option shall cover the number of shares of Company Stock delivered by the Participant to exercise the Option, including any Mature Shares that are delivered by the Participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes;

(ii) the Replacement Option will not have a Replacement Feature;

(iii) the exercise price per share of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such share on the date the Participant delivers Mature Shares of Company Stock to exercise the Option; and

(iv) the Replacement Option shall expire on the same date and shall otherwise be subject to the same terms as the Option to which it relates, including restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

9. Stock Appreciation Rights.

(a) The Committee may, in its sole discretion, award to a Participant one or more Stock Appreciation Rights. Stock Appreciation Rights may be granted separately from, in combination with or in tandem with an award of Options. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject; provided, however, that the following terms and conditions shall apply:

(i) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (i) the Fair Market Value on the date of exercise of Company Stock covered by the surrendered Stock Appreciation Right over (ii) the Fair Market Value on the Date of Grant of the Stock Appreciation Right of Company Stock covered by the surrendered Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of a Stock Appreciation Right.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

(iii) A Participant shall have no rights as a shareholder with respect to any shares of Company Stock in which his or her Stock Appreciation Right may be payable until the date of payment of such shares, and, except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such payment.

(iv) Each Participant shall agree as a condition of the exercise of a Stock Appreciation Right to pay to the Company or appropriate Subsidiary, or make arrangements satisfactory to the Company or appropriate Subsidiary regarding the payment to the Company or appropriate Subsidiary of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company or appropriate Subsidiary have been made, no stock certificate shall be issued upon the exercise of a Stock Appreciation Right.

(v) In addition to the above, the following additional terms and conditions shall apply to any Stock Appreciation Right granted in tandem with an Option. A Stock Appreciation Right granted in tandem with an Option:

(A) shall be granted contemporaneously with the related Option;

(B) may be exercised only if and to the extent the related Option is exercisable; and

(C) to the extent a Stock Appreciation Right granted in tandem with an Option is exercised, the related Option shall be cancelled and the shares of Company Stock represented by the Option shall no longer be available for Awards under the Plan.

(b) Modification of Stock Appreciation Rights Generally Prohibited.

(i) Notwithstanding any provision of this Plan or any Stock Appreciation Right agreement to the contrary, no Modification shall be made in respect to any Stock Appreciation Right, if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of Prop. Treas. Regs. § 1.409A-1(b)(5)(v)(A) or any successor provision.

(ii) Subject to subsection (iii), a “Modification” for purposes of subsection (i) shall mean any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Stock Appreciation Right agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Stock Appreciation Right on the same terms and conditions.

(iii) Notwithstanding subsection (ii), it is not a Modification to change the terms of a Stock Appreciation Right in any of the ways or for any of the purposes specifically described in Prop. Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section

10. Effective Date of the Plan. The Prior Plan was originally effective August 1, 2004. The effective date of the amended and restated Plan is August 1, 2006. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by Company’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Option granted under the Plan shall be exercisable and no Company Stock shall be issued under the Plan.

11. Nontransferability of Incentive Awards. In general, Incentive Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution. Incentive Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12. Termination, Modification, Change.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on July 31, 2016. No Incentive Awards shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Incentive Awards to meet the applicable requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

(b) Notwithstanding the provisions of subsection (a) above, this subsection (b) will apply if the Company is involved in any merger or similar transaction that the Company intends to treat as a “pooling of interest” for financial reporting purposes. In such a case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that the Company’s independent accountants determine that such terms would preclude the use of “pooling of interest” accounting. The authority of the Committee under this subsection (b) to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting or provisions for special payments to an optionee or participant; (ii) to modify Incentive Awards to comply with prior practices of the Company as to terms of Incentive Awards; (iii) to provide for payment to the optionee of Company Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this section may be exercised in the Committee’s sole and complete discretion.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Restricted Stock or unexercised Option, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14. Administration of the Plan.

(a) Subject to the provisions of Rule 16(b)-3, the Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award as the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees shall receive Incentive Awards and the time or times when Incentive Awards shall be granted; (ii) whether all or any part of an Incentive Award shall be accelerated upon a Change of Control; (iii) the number of shares of Company Stock to be covered by each Incentive Award; (iv) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested; (v) when Options may be exercised; (vi) whether a Disability exists; (vii) the manner in which payment will be made upon the exercise of Options; (viii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted; (ix) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company or appropriate Subsidiary withhold from the shares to be issued upon the exercise of an Option number of shares necessary to satisfy Applicable Withholding Taxes; (x) the terms and conditions applicable to Restricted Stock awards, including the establishment of Performance Goals; (xi) the terms and conditions on which restrictions upon Restricted Stock shall lapse or be removed; (xii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock shall lapse or be removed; (xiii) the extent to which any Performance Criteria shall be used and weighted in determining achievement of Performance Goals; (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan; (xv) the extent to which information shall be provided to Participants about available tax elections; (xvi) whether Options will be granted with Replacement Features; and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required as provided in Section 12(b) or if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction.

17. Code Section 409A. The Plan and all Incentive Awards granted under the Plan are intended to comply in all respects with the requirements of Code sections 409A(a)(2) through (4) and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2006

The undersigned hereby appoints Martha M. Dally and Daniel T. Carroll (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 26, 2006, at the annual meeting of shareholders to be held on August 24, 2006, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN WOODMARK CORPORATION

August 24, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.To elect eleven directors to serve for the ensuing year.			2.	PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as independent registered accounting firm of the Company for the fiscal year ending April 30, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES

NOMINEES:

O William F. Brandt, Jr.

O Daniel T. Carroll

O Martha M. Dally

O James G. Davis

O Neil P. DeFeo

O James J. Gosa

O Kent B. Guichard

O Daniel T. Hendrix

O Kent J. Hussey

O G. Thomas McKane

O Carol B. Moerdyk

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	To consider and vote upon the Company’s 2006 Non-Employee Directors Equity Ownership Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)		4.	To consider and vote upon The Company’s Amended and Restated 2004 Stock Incentive Plan for Employees.	☐	☐	☐
			5.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.